TRUST INSTRUMENT

                                       OF

                             FLOATING RATE PORTFOLIO


         This TRUST INSTRUMENT is made as of January 9, 1997, by the Trustees, to establish a business trust for the investment and reinvestment of funds contributed to the Trust by investors. The Trustees declare that all money and property contributed to the Trust shall be held and managed in trust pursuant to this Trust Instrument. The name of the Trust created by this Trust Instrument is "Floating Rate Portfolio," subject to change as provided herein.


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         As used herein, the following terms shall have the following meanings, unless otherwise provided or required by the context:

     (a) "Assets belonging to" a Series means all consideration received by the Trust for the issuance or sale of Interests in that Series, together with all assets in which such consideration is invested or reinvested and all income, earnings, profits, and proceeds thereof (including any proceeds derived from the sale, exchange, or liquidation of such assets), and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be;

     (b) "Book Capital Account" means, for any Holder of Interests in a particular Series at any time, the Book Capital Account of the Holder with respect to that Series, determined in accordance with Article VI,
          Section 1;

     (c) "By-Laws" means the By-Laws of the Trust adopted by the Trustees, as amended from time to time;

     (d)   "Code" means the Internal Revenue Code of 1986, as amended;

     (e) "Commission" and "Interested Person" have the meanings provided in the 1940 Act, as modified by any applicable order or orders of the Commission or interpretive releases of the Commission thereunder;

     (f) "Covered Person" means every person who is, or has been, a Trustee or an officer, employee, or agent of the Trust;

     (g) "Delaware Act" means Chapter 38 of Title 12 of the Delaware Code, entitled "Treatment of Delaware Business Trusts," as amended from time to time;

     (h) "Fiscal Year" means, with respect to any Series, an annual period as determined by the Trustees;

     (i) "Holder" means, as of any particular time, a holder of record of an Interest in a Series at such time;

     (j) "Interest" means, with respect to each Series, the beneficial interest of a Holder in that Series, including all rights, powers, and privileges accorded to such Holders in this Trust Instrument. The Interest of a Holder in any particular Series may be expressed as a percentage, determined by calculating, at such times and on such bases as the Trustees shall from time to time determine, the ratio of the Holder's Book Capital Account balance to the total Book Capital Account balances of all Holders in that Series. Reference herein to a specified percentage in, or fraction of, the Interests of the Holders in a Series means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the Book Capital Account balances of all Holders in that Series;

     (k) "Majority Interests Vote" means "the vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Trust or a Series, as applicable;

     (l) "Net Asset Value" means, with respect to any Series, the amount by which the Assets belonging to that Series exceed its liabilities, all as determined by or under the Trustees' direction;

     (m) "Net Profits" of a Series for any given time period means the excess of its Net Asset Value at the close of business on the last day of such period, prior to any distributions being made with respect to such period, over its Net Asset Value as of the opening of business on the first day of such period, after any contributions made on such date; and "Net Losses" of a Series for any given time period means the excess of its Net Asset Value as of the opening of business on the first day of such period, after any contributions made on such date, over its Net Asset Value at the close of business on the last day of such period, prior to any distributions being made with respect to such period;

     (n)   "1940 Act" means the Investment Company Act of 1940, as amended;

     (o) "Registered Investment Company" means a company registered as a management investment company under the 1940 Act;

     (p)  "Series" means a series of Interests  established  pursuant to Article
          IV;

     (q) "Trust" means the business trust named "Floating Rate Portfolio" established hereby; provided that if the Trustees determine that the use of such name is not advisable, they may select such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name;

     (r) "Trust Instrument" means this Trust Instrument, as amended from time to time. References in this Trust Instrument to "Trust Instrument," "hereof," "herein," and "hereunder" shall be deemed to refer to this Trust Instrument in its entirety rather than the Article or Section in which such words appear;

     (s) "Trustees" means the persons who have signed this Trust Instrument, so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with Article II, in all cases in their capacities as Trustees hereunder; and

     (t) "Trust Property" means any and all property, real or personal, tangible or intangible, that is owned or held by or for the Trust or any Series or the Trustees on behalf of the Trust or any Series.


                                   ARTICLE II

                                    TRUSTEES
                                    --------

         Section 1. MANAGEMENT OF THE TRUST. The business and affairs of the Trust shall be managed by or under the direction of the Trustees, and they shall have all powers necessary or desirable to carry out that responsibility; and no Holder shall have any right to conduct any Trust business. The Trustees may execute all instruments and take all action they deem necessary or desirable to promote the interests of the Trust. Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive.

         Section 2. INITIAL TRUSTEE; NUMBER AND ELECTION OF TRUSTEES. The initial Trustee shall be the person initially signing this Trust Instrument. The number of Trustees (other than the initial Trustee) shall be fixed from time to time by a majority of the Trustees; provided that, from and after investment in the Trust by the first Holder(s), there shall be at least two Trustees. The Holders shall elect the Trustees (other than the initial Trustee) on such dates as the Trustees may fix from time to time.

         Section 3. TERM OF OFFICE. Each Trustee shall hold office for life or until his or her successor is elected or the Trust terminates; except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein; (b) any Trustee may be removed with or without cause at any time by a written instrument signed by at least two-thirds of the other Trustees, specifying the effective date of removal; (c) any Trustee who requests to be retired, or who has become physically or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement; and
(d) any Trustee may be removed at any meeting of Holders by a vote of the Holders of at least two-thirds of the Interests.

         Section 4. VACANCIES; APPOINTMENT OF TRUSTEES. Whenever a vacancy exists among the Trustees, regardless of the reason for such vacancy, the remaining Trustees shall appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act. Such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation, or removal of a Trustee, or an increase in the number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. Such appointment shall be subject to section 16(a) of the 1940 Act.

         Section 5. TEMPORARY VACANCY OR ABSENCE. Until any vacancy among the Trustees is filled, or while any Trustee is absent from his or her domicile (unless that Trustee has made arrangements to be informed about, and to participate in, the affairs of the Trust during such absence) or is physically or mentally incapacitated, the remaining Trustees shall have all the powers hereunder. Any Trustee may, by power of attorney, delegate his or her powers as a Trustee for a period not exceeding six months at any one time to any other Trustee or Trustees.

         Section 6. CHAIRMAN. The Trustees may appoint one of their number to be Chairman of the Trustees. He or she shall perform any such duties as the Trustees may from time to time designate.

         Section 7. ACTION BY THE TRUSTEES. The Trustees shall act by majority vote at a meeting duly called (including a telephonic meeting, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees in person) at which a quorum is present or by written consent of a majority of the Trustees (or such greater number as may be required by applicable law) without a meeting. A majority of the Trustees shall constitute a quorum at any meeting. Meetings of the Trustees may be called orally or in writing by the President of the Trust or by any two Trustees. Notice of the time, date, and place of all Trustees meetings shall be given to each Trustee by telephone, facsimile, or other electronic mechanism sent to his or her home or business address at least twenty-four hours in advance of the meeting or by written notice mailed to his or her home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust. Any written consent or waiver may be provided and delivered to the Trust by facsimile or other similar electronic mechanism.

         Section 8. EFFECT OF TRUSTEES NOT SERVING. The death, resignation, retirement, removal, incapacity, or inability or refusal to serve of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

         Section 9. TRUSTEES, ETC. AS HOLDERS. Subject to any restrictions in the By-Laws, any Trustee, officer, agent, or independent contractor of the Trust may acquire, own, and dispose of Interests to the same extent as any other Holder. The Trustees may issue and sell Interests to and buy Interests from any such person or any firm or company in which such person is interested, subject only to any general limitations herein.


                                   ARTICLE III

                             POWERS OF THE TRUSTEES
                             ----------------------

         Section 1. POWERS. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if they were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Trust Instrument. The Trustees in all instances shall act as principals, free of the control of the Holders. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary or desirable in the management of the Trust. The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments that they, in their sole discretion, deem proper to accomplish the purposes of the Trust. The Trustees may exercise all of their powers without recourse to any court or other authority. Subject to any applicable limitation herein or in the By-Laws, operating documents, or resolutions of the Trust, the Trustees shall have power and authority, without limitation:

     (a) To operate as and carry on the business of a Registered Investment Company and to exercise all the powers necessary and proper to conduct such a business;

     (b) To subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute, or otherwise deal in or dispose of any form of property, including cash (U.S. currency), foreign currencies and related instruments, and securities (including common and preferred stocks, warrants, bonds, debentures, time notes and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, convertible securities, forward contracts, options, and futures contracts) issued, guaranteed, or sponsored by any state, territory, or possession of the United States or the District of Columbia or their political subdivisions, agencies, or instrumentalities, or by the U.S. Government, any foreign government, or any agency, instrumentality, or political subdivision thereof, or by any international instrumentality, or by any bank, savings institution, corporation, or other business entity organized under the laws of the United States (including a Registered Investment Company or any series thereof, subject to the provisions of the 1940
          Act) or under foreign laws, without regard to whether any such securities mature before or after the possible termination of the Trust; to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description; and to hold cash or other property uninvested, without in any event being bound or limited by any current or future law or custom concerning investments by trustees;

     (c) To adopt By-Laws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust and to amend and repeal them to the extent such right is not reserved to the Holders;

     (d) To elect and remove such officers and appoint and terminate such agents as they deem appropriate;

     (e) To employ as custodian of any assets of the Trust, subject to any provisions herein or in the By-Laws, one or more banks, trust companies, or companies that are members of a national securities exchange or other entities permitted by the Commission to serve as such;

     (f) To delegate such authority as they consider desirable to any officers of the Trust and to any agent, independent contractor, manager, investment adviser, or custodian;

     (g)  To sell or exchange any or all of the assets of the Trust,  subject to
          Article XI, Section 4;

     (h) To vote or give assent, or exercise any rights of ownership, with respect to securities or other property; and to execute and deliver powers of attorney delegating such power to other persons;

     (i) To exercise powers and rights of subscription or otherwise that in any manner arise out of ownership of securities or other property;

     (j) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Interests representing beneficial interests in each such Series, all in accordance with Article IV;

     (k) To incur and pay all expenses that in the Trustees' opinion are necessary or incidental to carry out any of the purposes of this Trust Instrument; to pay reasonable compensation to themselves as Trustees from the Trust Property or the Assets belonging to any appropriate Series; to pay themselves such compensation for special services, including legal and brokerage services, and such reimbursement for expenses reasonably incurred by themselves on behalf of the Trust or any Series, as they in good faith may deem reasonable; and to fix the compensation of all officers and employees of the Trust;

     (l) To the full extent permitted by section 3804 of the Delaware Act, to allocate assets, liabilities, and expenses of the Trust to particular Series or to apportion the same between or among two or more Series, provided that any liabilities or expenses incurred by a particular Series shall be payable solely out of the Assets belonging to that Series as provided for in Article IV, Section 4;

     (m) To consent to or participate in any plan for the reorganization, consolidation, or merger of any corporation or concern whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by any such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Trust;

     (n) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including claims for taxes;

     (o) To make distributions of income and of capital gains to Holders in the manner hereinafter provided for;

     (p) To borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging, or otherwise subjecting as security any assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract,, or engagement of any other person, firm, association, or corporation;

     (q) To purchase, and pay for, out of Trust Property or the Assets belonging to any appropriate Series, insurance policies insuring the Holders, Trustees, officers, employees, agents, and/or independent contractors of the Trust (including the investment adviser of any Series) against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such person in such capacity, whether or not the Trust would have the power to indemnify such person against such liability;

     (r) To establish committees for such purposes, with such membership and such responsibilities as the Trustees may consider proper, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review, or investigation of any legal action, suit, or proceeding, pending or threatened;

     (s)  To issue, sell, repurchase,  redeem,  cancel,  retire,  acquire, hold, reissue, resell, dispose of, and otherwise deal in Interests; to establish terms and conditions regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, reissuance, resale, disposition of, or other dealing in Interests; and, subject to Article IV, to apply to any such repurchase, redemption, cancellation, retirement, or acquisition of Interests any Trust Property or any Assets belonging to the particular Series with respect to which such Interests are issued; and

     (t) To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects, or powers.

The foregoing clauses shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in his, her, or their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series and not an action in an individual capacity. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees or to see to the application of any payments made or property transferred to the Trustees or upon their order.

         Section 2. CERTAIN TRANSACTIONS. Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser or administrator for the Trust or with any Interested Person of such person. The Trust may employ any such person or entity in which such person is an Interested Person as broker, legal counsel, registrar, investment adviser, administrator, or custodian or in any other capacity upon customary terms.

         Section 3. OWNERSHIP OF TRUST PROPERTY. (a) The Trust Property shall be held separate and apart from any assets now or hereafter held by the Trustees or any successor Trustees in any capacity other than as Trustees hereunder. All the Trust Property and legal title thereto shall at all times be vested in the Trustees as joint tenants on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held, on such terms as the Trustees may in their sole discretion determine, (1) in a form not indicating any trust, whether in bearer, book entry, unregistered, or other negotiable form, or (2) either in the name of the Trust or one or more of the Trustees or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of business trusts or investment companies. No Holder shall have any right or title or direct or indirect severable ownership in any Trust Property or any Asset belonging to any Series or any right of partition or possession thereof or of any profits or rights of the Trust or any Series, but each Holder only shall have a proportionate undivided beneficial interest in the Trust or any Series represented by an Interest.

         (b) The right, title, and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon such person's due election and qualification as such. Upon the resignation, removal, or death of a Trustee, he or she shall automatically cease to have any right, title, or interest in any of the Trust Property, and the right, title, and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

         Section 4. FURTHER POWERS. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices, whether within or without the State of Delaware, in any and all states of the United States, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper, or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive. In construing this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.

                                   ARTICLE IV

                                SERIES; INTERESTS
                                -----------------

         Section 1. ESTABLISHMENT OF SERIES. The Trust shall consist of one or more separate and distinct Series. The Trustees hereby establish the Series listed in Schedule A attached hereto and made a part hereof. Each additional Series shall be established by, and shall be effective upon, the adoption of a resolution by the Trustees. The Trustees may designate the relative rights and preferences of the Interests of each Series. The Trust shall maintain separate and distinct records for each Series. A Series may issue any number of Interests. Each Holder of an Interest in a Series shall be entitled to receive its pro rata share of all distributions made with respect to that Series. On redemption of an Interest in a Series, a Holder shall be paid solely out of the Assets belonging to that Series. The Trustees may change the name of any Series without Holder approval.

         Section 2. INTERESTS. The beneficial interest in the Trust shall be divided into Interests in one or more Series. The number of Interests in the Trust and each Series shall be unlimited. All Interests issued hereunder shall be fully paid and nonassessable. Holders shall have no preemptive or other right to subscribe to any additional Interests or other securities issued by the Trust. The Trustees shall have full power and authority, in their sole discretion and without obtaining Holder approval, (a) to issue original or additional Interests at such times and on such terms and conditions as they deem appropriate, (b) to establish and to change in any manner Interests in any Series with such preferences, terms of conversion, voting powers, rights, and privileges as the Trustees may determine (but the Trustees may not change Interests in a manner materially adverse to the Holders of such Interests), (c) to divide or combine the Interests in any Series into a greater or lesser number, (d) to classify or reclassify any unissued Interests of any Series into one or more Series, (e) to abolish any one or more Series, (f) to issue Interests to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses, and (g) to take such other action with respect to the Interests as the Trustees may deem desirable.

         Section 3. INVESTMENT IN THE TRUST; LIMITATION ON NUMBER OF HOLDERS. The Trustees shall accept investments in any Series from such persons and on such terms as they may from time to time authorize. At the Trustees' sole discretion, such investments, subject to applicable law, may be in the form of cash or securities in which that Series is authorized to invest, valued as provided in Article VI, Section 2. The Trustees shall have the right to refuse to accept investments in any Series at any time without any cause or reason therefor whatsoever. Notwithstanding anything herein to the contrary, (a) Interests shall only be issued in a transaction or transactions not requiring registration under the Securities Act of 1933 and (b) no Series shall at any time have more than 100 Holders. In determining the number of Holders of any Series, a person owning an Interest through a partnership, grantor trust, or S corporation (a "flow-through entity") shall be counted as a Holder if substantially all the value of that person's interest in the flow-through entity is attributable to that Series and a principal purpose for using a tiered structure was to satisfy the 100-Holder condition. The Trustees shall impose such other limitations on investments in the Series as are necessary to avoid having any Series treated as a "publicly traded partnership" within the meaning of section 7704 of the Code.

         Section 4. ASSETS AND LIABILITIES OF SERIES. (a) All Assets belonging to a particular Series shall be held and accounted for separately from the other Trust Property and the Assets belonging to every other Series. The Assets belonging to a particular Series shall belong only to that Series and to no other Series, for all purposes, subject only to the rights of creditors of that

Series. Any Trust Property that is not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between or among such Series as the Trustees, in their sole discretion, deem fair and equitable, and any such Trust Property allocated to a Series shall be Assets belonging to that Series. The Assets belonging to a Series shall be so recorded on the books of the Trust and shall be held by the Trustees in trust for the benefit of the Holders of Interests in that Series. The Assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges, and reserves attributable to that Series. Any liabilities, expenses, costs, charges, and/or reserves of the Trust that are not readily identifiable as attributable to any particular Series shall be allocated and charged by the Trustees between or among such Series in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each allocation pursuant to this paragraph shall be conclusive and binding upon the Holders of Interests in all Series for all purposes.

         (b) Without limiting the foregoing, but subject to the Trustees' right to allocate liabilities, expenses, costs, charges, and reserves as herein provided, the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to a particular Series shall be enforceable only against the Assets belonging to that Series, and not against the Trust Property generally or the Assets belonging to any other Series. Notice of this limitation on enforceabililty may, in the Trustees' sole discretion, be set forth in the Trust's certificate of trust (whether originally or by amendment) as filed or to be filed with the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the provisions of section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the effect thereunder of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with, or having any claim against any Series may look only to the Assets belonging to that Series to satisfy or enforce any debt, obligation, or claim with respect to that Series. No Holder or former Holder of any Series shall have a claim on or any right to any Assets belonging to any other Series.

         Section 5. REGISTER OF INTERESTS. The Trust shall maintain a register containing the name and address and Book Capital Account balance of each Holder of each Series. The register shall be conclusive as to the identity of Holders of record of each Series and who shall be entitled to payments of distributions or otherwise to exercise or enjoy the rights of Holders. No Holder shall be entitled to receive payment of any distribution, or to receive notice as herein provided, until it has given its address to such officer or agent of the Trustees as shall keep such register for entry thereon.

         Section 6. STATUS OF INTERESTS; LIMITATION OF HOLDER LIABILITY. Interests shall be deemed to be personal property giving Holders only the rights provided in this Trust Instrument. Every Holder, by virtue of having acquired an Interest, shall be held expressly to have assented to and agreed to be bound by the terms of this Trust Instrument and to have become a party hereto. No Holder shall be personally liable for the debts, liabilities, obligations, and/or expenses incurred by, contracted for, or otherwise existing with respect to the Trust or any Series. Neither the Trust nor the Trustees shall have any power to bind any Holder personally or to demand payment from any Holder for anything, other than as expressly agreed by the Holder. Holders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Every written obligation of the Trust or any Series shall contain a statement to the effect that such obligation may only be enforced against the Trust Property or the Assets belonging to that Series, as the case may be; however, the omission of such statement shall not operate to bind or create personal liability for any Holder or Trustee.

                                    ARTICLE V

               INCREASES, DECREASES, AND REDEMPTIONS OF INTERESTS
               --------------------------------------------------

         Section 1. INCREASES. Subject to the provisions hereof and such restrictions as the Trustees, in their sole discretion, may from time to time adopt, each Holder may increase its investment in any Series at any time without limitation. An increase in a Holder's investment in any Series shall be reflected as an increase in the Holder's Book Capital Account balance with respect to that Series and shall be included in its Interest therein.

         Section 2. DECREASES AND REDEMPTIONS. Each Holder may decrease its investment in any Series or redeem its entire Interest in any Series (I.E., completely withdraw therefrom) at any time, on such terms and conditions as the Trustees, in their sole discretion, may from time to time determine, subject to any applicable provisions of the 1940 Act. A decrease in or redemption of a Holder's investment in any Series shall be reflected as a decrease in the Holder's Book Capital Account balance with respect to that Series and shall be deducted from its Interest therein. Subject to the foregoing, the Trust shall, on appropriate and adequate notice from a Holder, decrease or redeem the Holder's Interest for an amount (which shall be treated as a distribution for purposes of Article VI, Section 1) determined by applying a formula adopted for such purpose by resolution of the Trustees; provided that (a) such amount shall not exceed the smaller of (i) the decrease in the Holder's Book Capital Account balance effected by such decrease or redemption and (ii) the positive balance in the Holder's Book Capital Account (determined after taking into account such adjustments as are required by Treasury Regulation ss. 1.704-1(b)(2)(ii)(B)(2) but before reduction thereof to reflect the distribution of such amount) and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, (i) charge fees for effecting any such decrease or redemption, at such rates as the Trustees in their sole discretion may establish, and (ii) suspend such right of decrease or redemption. The procedures for effecting decreases or redemptions shall be as determined by the Trustees from time to time.


                                   ARTICLE VI

                         BOOK CAPITAL ACCOUNT BALANCES;
                 NET ASSET VALUE; ALLOCATIONS AND DISTRIBUTIONS
                 ----------------------------------------------

         Section 1. BOOK CAPITAL ACCOUNT BALANCES. (a) A Book Capital Account shall be maintained for each Holder of each Series. With respect to each Series, each Holder's Book Capital Account (i) shall be credited with the amount(s) of consideration paid by the Holder to purchase or increase its Interest in that Series and with the Holder's share of that Series' Net Profits, (ii) shall be charged with the Holder's share of that Series' Net Losses, distributions to the Holder, and withholding taxes (if any), and (iii) shall otherwise appropriately reflect transactions of that Series and its Holders. No interest shall be paid on any amount of consideration paid to the Trust to purchase or increase Interests.

         (b) The Book Capital Account balances of Holders of each Series shall be determined periodically at such time or times as the Trustees may determine. The power and duty to make calculations necessary to determine such balances may be delegated by the Trustees to an investment adviser, custodian, or such other person as the Trustees may determine.

         (c) Notwithstanding anything herein to the contrary, the Book Capital Accounts and any related accounts (including without limitation tax capital accounts and revaluation accounts) of the Holders and of any Series shall at all times during the full term of that Series be determined and maintained in accordance with the requirements of Treasury Regulation ss. 1.704-1(b)(2)(iv). The Trustees are authorized to prescribe, in their sole discretion, such policies for the establishment and maintenance of such accounts ("Policies") as they, in consultation with the Trust's professional advisers, consider to be in accordance with such requirements.

         Section 2. NET ASSET VALUE. In making a determination of Net Asset Value, the Trustees, without Holder approval, may alter the method of valuing portfolio securities insofar as permitted under the 1940 Act and the rules, regulations, and interpretations thereof promulgated or issued by the Commission or any applicable order of the Commission. The Trustees may delegate any of their powers and duties under this Section with respect to the valuation of assets and liabilities.

         Section 3. ALLOCATION OF NET PROFITS AND NET LOSSES. (a) As of the close of business each day, the Net Profits and Net Losses of each Series shall be determined and allocated to and among the Holders of that Series in proportion to their respective Interests in that Series, determined as of the opening of business on that day.

         (b) Except as otherwise provided in this Section, for each taxable year of a Series, all items of income, gain, loss, deduction, or credit that are recognized by that Series for tax purposes shall be allocated pursuant to Treasury Regulation ss. 1.704-1(b) in such manner as to equitably reflect amounts credited or debited to the Book Capital Account of each Holder of that Series for such year. Allocations of such items also shall be made, where appropriate, in accordance with section 704(c) of the Code and the regulations thereunder, as may be provided in any Policies adopted by the Trustees pursuant to Section 1(e) of this Article.

         (c) Expenses of a Series, if any, that are borne by any Holder of that Series in its individual capacity shall be specially allocated to the Holder.

         (d) Notwithstanding anything to the contrary in the preceding paragraphs (b) or (c), if any Holder of a Series unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation ss.ss. 1.704-1(b)(2)(ii)(D)(4), (5), or (6), items of income (including gross income) and gain of that Series shall be specially allocated to the Holder in an amount and manner sufficient to eliminate the deficit balance in the Holder's Book Capital Account (as determined in accordance with Treasury Regulation ss. 1.704-1(b)(2)(ii)(D)) created by such adjustments, allocations, or distributions as quickly as possible. Any special allocations of income and gain of a Series pursuant to this paragraph shall be taken into account in computing subsequent allocations of income and gain of that Series pursuant to this Article, so that the net amount of any items of that Series so allocated and the income, gain, loss, deductions, and other items of that Series allocated to each Holder pursuant to this Article shall, to the extent possible, equal the net amount that would have been allocated to each such Holder pursuant to this Article if such special allocations had not been made.

         Section 4. DISTRIBUTIONS. The Trustees may from time to time agree to the payment of distributions to Holders of a Series. The amount of such distributions and the payment of them and whether they are paid in cash or in any other Assets belonging to a Series shall be determined wholly in the sole discretion of the Trustees.

         Section 5. POWER TO MODIFY FOREGOING PROCEDURES. Notwithstanding any foregoing provision of this Article, the Trustees may prescribe, in their sole discretion,, such other bases and times for determining, for financial reporting and/or tax accounting purposes, (a) the Net Profits, Net Losses, taxable income, tax loss, and/or net assets of any Series (or, where appropriate in the Trustees' sole judgment, of the Trust as a whole) and/or (b) the allocation of the Net Profits or Net Losses and taxable income or tax loss so determined among, or the payment of distributions to, the Holders of any Series as they deem necessary or desirable to enable the Trust or any Series to comply with any provision of the 1940 Act, the Code, any rule or regulation thereunder, or any order of exemption issued by the Commission or any ruling issued by the Internal Revenue Service, all as in effect now or as hereafter amended or modified.


                                   ARTICLE VII

                       HOLDERS' VOTING POWERS AND MEETINGS
                       -----------------------------------

         Section 1. VOTING POWERS. (a) The Holders shall have power to vote only with respect to (1) the election of Trustees as provided in Article II, Section 2, (2) the removal of Trustees as provided in Article II, Section 3(d), (3) any investment advisory or management contract as provided in Article VIII, Section 1, (4) any termination of the Trust as provided in Article XI, Section 4, (5) the amendment of this Trust Instrument as provided in Article XI, Section 8, and
(6) such additional matters relating to the Trust as may be required or authorized by law, this Trust Instrument, the By-Laws, or any registration of the Trust with the Commission or any state, or as the Trustees may consider desirable.

         (b) On any matter submitted to a vote of the Holders, all Interests shall be voted separately by individual Series, except (1) when required by the 1940 Act, Interests shall be voted in the aggregate and not by individual Series, and (2) when the Trustees have determined that the matter affects the interests of more than one Series, then the Holders of all affected Series shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Interests may be voted in person or by proxy or in any manner provided for in the By-Laws. The By-Laws may provide that proxies may be given by any electronic or telecommunications device or in any other manner, but if a proposal by anyone other than the officers of the Trust or Trustees is submitted to a vote of the Holders of any Series, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by such officers or the Trustees, Interests may be voted only in person or by written proxy. Until Interests in a Series are issued, the Trustees may, as to that Series, exercise all rights of Holders and take any action required or permitted to be taken by Holders by law, this Trust Instrument, or the By-Laws.

         Section 2. MEETINGS OF HOLDERS. The first Holders' meeting shall be held to elect Trustees at such time and place as the Trustees designate. Annual meetings shall not be required. Special meetings of the Holders of any Series may be called by the Trustees and shall be called by the Trustees upon the written request of Holders owning at least ten percent of the Interests of that Series entitled to vote. Special meetings of Holders shall be held, notices of such meetings shall be delivered, and waivers of notice shall be effective as provided in the By-Laws. Any action that may be taken at a meeting of Holders may be taken without a meeting according to procedures set forth in the By-Laws.

         Section 3. QUORUM; REQUIRED VOTE. One-third of the Interests in each Series, or one-third of the Interests in the Trust, entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Holders' meeting with respect to that Series, or the entire Trust, respectively. Any lesser number shall be sufficient for adjournments. Any adjourned session of a Holders' meeting may be held within a reasonable time without further notice. Except when a larger vote is required by law, this Trust Instrument, or the By-Laws, a majority of the Interests voted in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust, and a plurality of such Interests shall elect a Trustee; provided that, if this Trust Instrument or applicable law permits or requires that Interests be voted on any matter by individual Series, then a majority of the Interests of that Series (or, if required or permitted by law, regulation, Commission order, or no-action letter, a Majority Interests Vote of that Series) voted in person or by proxy vote on the matter shall decide that matter insofar as that Series is concerned. Holders may act as to the Trust or any Series by the written consent of a majority (or such greater amount as may be required by applicable law) of the Interests of the Trust or that Series, as the case may be.


                                  ARTICLE VIII

                        CONTRACTS WITH SERVICE PROVIDERS
                        --------------------------------

         Section 1. INVESTMENT ADVISER AND PLACEMENT AGENT. The Trustees may, on behalf of the Trust or any Series, enter into one or more (a) investment advisory contracts providing for investment advisory services, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or Series and (b) placement agent agreements, on such terms and conditions as the Trustees may, in their sole discretion, determine to be acceptable. Any such investment advisory contract may provide for the investment adviser to effect purchases, sales, or exchanges of portfolio securities or other Trust Property on behalf of the Trustees or may authorize any officer or agent of the Trust to effect such purchases, sales, or exchanges pursuant to the investment adviser's recommendations. The Trustees may authorize any investment adviser to employ one or more subadvisers or servicing agents.

         Section 2. ADMINISTRATOR. The Trustees, on behalf of the Trust or any Series, may enter into administration and management agreements with any party or parties on such terms and conditions as the Trustees may, in their sole discretion, determine to be acceptable.

         Section 3. CUSTODIAN. The Trustees shall at all times place and maintain the securities and other investments of the Trust and of each Series with a custodian meeting the requirements of section 17(f) of the 1940 Act and the rules thereunder. The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian, on such terms and conditions as the Trustees may, in their sole discretion, determine to be acceptable, providing for the custodian, among other things, (a) to hold the securities owned by the Trust or any Series and deliver the same upon written order or oral order confirmed in writing, (b) to receive and receipt for any moneys due to the Trust or any Series and deposit the same in its own banking department or elsewhere,
(c) to disburse such funds upon orders or vouchers, and (d) to employ one or more sub-custodians.

         Section 4. PARTIES TO CONTRACTS WITH SERVICE PROVIDERS. The Trustees may enter into any contract referred to in this Article with any entity, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, partner, shareholder, or member of such entity, and no such contract shall be invalidated or rendered void or voidable because of such relationship. No person having such a relationship shall be (a) disqualified from voting on or executing a contract in his or her capacity as Trustee and/or Holder, (b) liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract, or (c) accountable for any profit realized directly or indirectly therefrom, provided that such contract was reasonable and fair and not inconsistent with this Trust Instrument or the By-Laws.

         Section 5. COMPLIANCE WITH 1940 ACT. Any contract referred to in this Article shall be consistent with and subject to the applicable requirements of section 15 of the 1940 Act and the rules and orders thereunder with respect to its adoption, authorization, approval, continuance in effect, renewal, and termination. No amendment to a contract referred to in Section 1(a) of this Article shall be effective unless assented to in a manner consistent with the requirements of such section, rules, and orders.


                                   ARTICLE IX

                        EXPENSES OF THE TRUST AND SERIES
                        --------------------------------

         Subject to Article IV, Section 4, the Trust or any Series shall pay, or shall reimburse the Trustees from the Trust Property or the Assets belonging to that Series, for its expenses and disbursements, including interest charges, taxes, brokerage fees and commissions; expenses of issuance and redemption of

Interests; insurance premiums; applicable fees and expenses of third parties, including the Trust's investment advisers, managers, administrators, custodians, and fund accountants; fees of valuation, interest, dividend, credit, and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal, and compliance expenses; costs of forming the Trust and Series and maintaining the Trust's existence; costs of preparing registration statements of the Trust and each Series and amendments thereto and reports for Holders; expenses of meetings of Holders and proxy solicitations therefor (unless otherwise agreed to by another party); costs of maintaining books and accounts; costs of reproduction, stationery, and supplies; fees and expenses of the Trustees; compensation of the Trust's officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustees meetings; Commission registration fees and related expenses; state or foreign securities laws registration fees and related expenses; and such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities incurred by them in administering the Trust. The Trustees shall have a lien on the Assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, the Assets belonging to each such Series, prior to any rights or interests of the Holders thereto, for the reimbursement to them of such expenses, disbursements, losses, and liabilities.


                                    ARTICLE X

                   LIMITATION OF LIABILITY AND INDEMNIFICATION
                   -------------------------------------------

         Section 1. LIMITATION OF LIABILITY. All persons contracting with or having any claim against the Trust or a particular Series shall look only to the Trust Property or the Assets belonging to that Series, respectively, for payment under such contract or claim; and neither the Trustees nor any of the Trust's officers, employees, or agents, whether past, present, or future, shall be personally liable therefor. Every written instrument or obligation on behalf of the Trust or any Series shall contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees and officers of the Trust shall not be responsible or liable for any act or omission or for neglect or wrongdoing of themselves or any officer, agent, employee, investment adviser, or independent contractor of the Trust, but nothing contained in this Trust Instrument or in the Delaware Act shall protect any Trustee or officer of the Trust against liability to the Trust or to Holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

         Section  2.   INDEMNIFICATION.   (a)  Subject  to  the  exceptions  and
limitations contained in paragraphs (b) and (c) below,

                           (1) every Covered Person shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit, or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof, and

                           (2) as used herein, the words "claim," "action," "suit," and "proceeding" shall apply to all claims, actions, suits, and proceedings (whether civil, criminal, or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties, and other liabilities.

         (b)  No indemnification shall be provided hereunder to a Covered
              Person--

                           (1) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or the Holders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust, or

                           (2) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office (A) by the court or other body approving the settlement, (B) by the vote of at least a majority of those Trustees who are neither Interested Persons of the Trust nor parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry), or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

         (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors, and administrators of a Covered Person.

         (d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this Section may be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or applicable Series if it is ultimately determined that he or she is not entitled to indemnification under this Section; provided that either (1) such Covered Person shall have provided appropriate security for such undertaking, (2) the Trust is insured against losses arising out of any such advance payments, or (3) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the proceeding, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Section.

         (e) Any repeal or modification of this Article by the Holders, or adoption or modification of any other provision of this Trust Instrument or the By-Laws inconsistent with this Article, shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission that occurred prior to such repeal, modification, or adoption.

         Section 3. INDEMNIFICATION OF HOLDERS. If any Holder or former Holder of any Series is held personally liable solely by reason of his, her, or its being or having been a Holder and not because of his, her, or its acts or omissions or for some other reason, the Holder or former Holder (or his, her, or its heirs, executors, administrators, or other legal representatives or, in the case of any entity, its general successor) shall be entitled, out of the Assets belonging to the applicable Series, to be held harmless from and indemnified against all loss and expense arising from such liability, and the Trust shall satisfy any judgment thereon from the Assets belonging to that Series. The Trust, on behalf of the affected Series, shall, upon request by the Holder, assume the defense of any claim made against the Holder for any act or obligation of that Series.

                                   ARTICLE XI

                                  MISCELLANEOUS
                                  -------------

         Section 1. TRUST NOT A PARTNERSHIP, EXCEPT FOR INCOME TAX PURPOSES. (a) This Trust Instrument creates a trust and not a partnership, and no Trustee shall have any power to bind personally either the Trust's officers or any Holder. Notwithstanding the foregoing, it is intended that the Trust (or each Series if there is more than one Series) be classified as a partnership for income tax purposes, and the Trustees shall do all things they, in their sole discretion, determine are necessary to achieve that objective, including affirmatively electing such classification on Internal Revenue Form 8832. Any Trustee is hereby authorized to sign such form on behalf of the Trust or any Series, and the Trustees may delegate such authority to any executive officer(s) of any Series' investment adviser. The Trustees, in their sole discretion and without the vote or consent of the Holders, may amend this Trust Instrument to ensure that this objective is achieved.

         (b) The Trustees annually shall designate for each Series a "Tax Matters Partner" under section 6231(a)(7) of the Code. A Series' Tax Matters Partner shall have all the powers and responsibilities of such position as provided in the Code, provided it (1) shall promptly furnish the Internal Revenue Service with information sufficient to cause each Holder in that Series to be treated as a "notice partner" as defined in section 6231(a)(8) of the Code, (2) shall not file any action or suit or extend any statute of limitations relating to Series tax matters without first notifying each such Holder and obtaining the consent of Holders owning more than 50% of all Interests in that Series, and (3) shall not settle any action or suit relating to Series tax matters without first notifying all Holders in that Series and obtaining the consent of Holders owning at least 75% of all Interests therein. Reasonable expenses incurred by the Tax Matters Partner, in its capacity as such, will be treated as Series expenses. Any Holder in a Series shall have the right to participate in any administrative proceedings relating to the determination of partnership tax items at that Series' level.

         Section 2. TRUSTEE ACTION; EXPERT ADVICE; NO BOND OR SURETY. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to Article X, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument and, subject to Article X, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such nor any surety if a bond is obtained.

         Section 3. RECORD DATES. The Trustees may fix in advance a date up to ninety days before the date of any Holders' meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change, conversion, or exchange of Interests shall go into effect as a record date for the determination of the Holders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion, or exchange of Interests. Record dates for adjourned meetings of Holders shall be set according to the By-Laws.

         Section 4. TERMINATION OF THE TRUST OR ANY SERIES. (a) The Trust or any Series may be terminated by (1) a Majority Interests Vote of the Trust or the affected Series, respectively, or (2) the Trustees by written notice to the Holders. Any Series shall be terminated 120 days after a Holder of an Interest in that Series either (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudicated a bankrupt or insolvent, (iii) files any pleading admitting or failing to contest the material allegations of a petition filed against it in any bankruptcy or insolvency proceeding, or (v) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Holder or of all or any substantial part of its assets, unless, within such 120 days, Holders (excluding the Holder with respect to whom such event occurs) owning a majority of the Interests in that Series vote to continue that Series.

         (b)  On  termination  of the trust or any Series  pursuant to paragraph
              (a),

                  (1) the Trust or that Series thereafter shall carry on no business except for the purpose of winding up its affairs,

                  (2) the Trustees shall proceed to wind up the affairs of the Trust or that Series, and all powers of the Trustees under this Trust Instrument with respect thereto shall continue until such affairs have been wound up, including the powers to fulfill or discharge the contracts of the Trust or that Series, collect its assets, sell, convey, assign, exchange, or otherwise dispose of all or any part of its remaining assets to one or more persons at public or private sale for consideration that may consist in whole or in part of cash, securities, or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business, and

                  (3) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements, as they deem necessary for their protection, the Trustees shall distribute the remaining assets of the Trust or that Series, in cash or in kind or partly each, among the Holders of the Trust or that Series in proportion to their respective Interests therein (that is, in accordance with the Holders' positive Book Capital Account balances), after taking into account such adjustments as are required by Treasury Regulation ss. 1.704-1(b)(2)(ii)(B)(2).

         (c) On completion of distribution of the remaining assets pursuant to paragraph (a), the Trust or the affected Series shall terminate and the Trustees and the Trust shall be discharged from all further liabilities and duties hereunder with respect thereto and the rights and interests of all parties therein shall be canceled and discharged. On termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of trust to be filed in accordance with the Delaware Act, which certificate may be signed by any one Trustee.

         Section 5. REORGANIZATION AND INCORPORATION. (a) Notwithstanding anything else herein, the Trustees may, without Holder approval, cause the Trust or any Series to merge or consolidate with or into any other entity or entities. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Trustees, and facsimile signatures conveyed by electronic or telecommunication means shall be valid. Pursuant to and in accordance with section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved by the Trustees in accordance with this Section may effect any amendment to this Trust Instrument or effect the adoption of a new trust instrument of the Trust if the Trust or a Series is the surviving or resulting entity in the merger or consolidation.

         (b) Notwithstanding anything else herein to the contrary, the Trustees may, without the prior consent or vote of the Holders, (i) cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association, or other organization (each a "successor entity") to take over all of the Trust Property or the Assets belonging to any Series or to carry on any business in which the Trust or any Series shall directly or indirectly have any interest, (ii) sell, convey, and transfer the Trust Property or the Assets belonging to any Series to any such successor entity in exchange for the equity interests thereof or otherwise, and
(iii) lend money to, subscribe for the equity interests in, and enter into any contracts with any such successor entity.

         Section 6. TRUST INSTRUMENT. The original or a copy of this Trust Instrument and of each amendment hereto shall be kept at the Trust's office, where it may be inspected by any Holder. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of this Trust Instrument or any such amendment and as to any matters in connection with the Trust.

         Section 7. APPLICABLE LAW. This Trust Instrument and the Trust created hereunder are governed by and construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided that there shall not be applicable to the Trust, the Trustees, or this Trust Instrument (a) the provisions of section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate
(1) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (2) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (3) the necessity for obtaining court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property, (4) fees or other sums payable to trustees, officers, agents, or employees of a trust, (5) the allocation of receipts and expenditures to income or principal, (6) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets, or (7) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees, that are inconsistent with the limitations, liabilities, or authorities and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a "Delaware business trust," and without limiting the provisions hereof the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such action.

         Section 8. AMENDMENTS. Except as specifically provided herein, the Trustees may, without any Holder vote, amend this Trust Instrument by making an amendment hereto or an amended and restated trust instrument; provided that Holders shall have the right to vote on any amendment (a) that would affect their voting rights granted in Article VII, Section 1, (b) to this Section, (c) required to be approved by Holders by law or by the Trust's registration statement(s) filed with the Commission, or (d) submitted to them by the Trustees in their discretion. Any amendment submitted to Holders that the Trustees determine would affect the Holders of any Series shall be authorized by vote of the Holders of that Series and no vote shall be required of Holders of a Series that is not affected. Notwithstanding anything else herein to the contrary, any amendment to Article X that would have the effect of reducing the indemnification and other rights provided thereby to Trustees, officers, employees, and agents of the Trust or to Holders or former Holders, and any repeal or amendment of this sentence shall each require the affirmative vote of the Holders of two-thirds of the Interests entitled to vote thereon. A certification signed by a majority of the Trustees setting forth an amendment to this Trust Instrument and reciting that it was duly adopted by the Holders or by the Trustees as aforesaid or a copy of this Trust Instrument, as amended, executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

         Notwithstanding any other provision hereof, until such time as Interests are first sold, this Trust Instrument may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

         Section 9. FISCAL YEAR. The Fiscal Year of each Series shall end on a specified date as set forth in the By-Laws. The Trustees may change the Fiscal Year of any Series without Holder approval.

         Section 10. SEVERABILITY. The provisions of this Trust Instrument are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with any applicable provisions of the 1940 Act, the Code, or any other applicable law or regulation, the conflicting provision hereof shall be deemed never to have constituted a part of this Trust Instrument; provided that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof is held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect such provision in any other jurisdiction or any other provision of this Trust Instrument in any jurisdiction.

         Section 11. INTERPRETATION. The masculine gender herein shall include the feminine and neuter genders. Headings herein are for convenience only and shall not affect the construction of this Trust Instrument. This Trust Instrument may be executed in any number of counterparts, each of which shall be deemed an original.


                  IN  WITNESS  WHEREOF,  the  undersigned,   being  the  initial
Trustee, has executed this Trust Instrument as of the date first above written.



                                               --------------------------------
                                                David J. Thelander, as
                                                Trustee and not individually

                                   Address: 50 California Street, 27th Floor San Francisco, CA 94111

                                       A-1
                                   SCHEDULE A
                                   ----------

                       Initial Series established hereby:

                             Floating Rate Portfolio

                                TABLE OF CONTENTS



ARTICLE I - DEFINITIONS.......................................................1


ARTICLE II - TRUSTEES.........................................................3
         Section 1.  Management of the Trust..................................3
         Section 2.  Initial Trustee; Number and Election of Trustees.........3
         Section 3.  Term of Office...........................................3
         Section 4.  Vacancies; Appointment of Trustees.......................3
         Section 5.  Temporary Vacancy or Absence.............................3
         Section 6.  Chairman.................................................4
         Section 7.  Action by the Trustees...................................4
         Section 8.  Effect of Trustees Not Serving...........................4
         Section 9.  Trustees. etc. as Holders................................4


ARTICLE III - POWERS OF THE TRUSTEES..........................................4
         Section 1.  Powers...................................................4
         Section 2.  Certain Transactions.....................................7
         Section 3.  Ownership of Trust Property..............................7
         Section 4.  Further Powers...........................................7


ARTICLE IV - SERIES; INTERESTS................................................8
         Section 1.  Establishment of Series..................................8
         Section 2.  Interests................................................8
         Section 3.  Investment in the Trust; Limitation on Number of
                     Holders..................................................8
         Section 4.  Assets and Liabilities of Series.........................8
         Section 5.  Register of Interests....................................9
         Section 6.  Status of Interests; Limitation of Holder Liability......9


ARTICLE V - INCREASES, DECREASES, AND REDEMPTIONS OF INTERESTS................9
         Section 1.  Increases...............................................10
         Section 2.  Decreases and Redemptions...............................10


ARTICLE VI - BOOK CAPITAL ACCOUNT BALANCES; NET ASSET VALUE; ALLOCATIONS
             AND DISTRIBUTIONS...............................................10
         Section 1.  Book Capital Account Balances...........................10
         Section 2.  Net Asset Value.........................................11
         Section 3.  Allocation of Net Profits and Net Losses................11
         Section 4.  Distributions...........................................11
         Section 5.  Power to Modify Foregoing Procedures....................11

ARTICLE VII - HOLDERS' VOTING POWERS AND MEETINGS............................12
         Section 1.  Voting Powers...........................................12
         Section 2.  Meetings of Holders.....................................12
         Section 3.  Quorum; Required Vote...................................12


ARTICLE VIII CONTRACTS WITH SERVICE PROVIDERS................................13
         Section 1.  Investment Adviser and Placement Agent..................13
         Section 2.  Administrator...........................................13
         Section 3.  Custodian...............................................13
         Section 4.  Parties to Contracts with Service Providers.............13
         Section 5.  Compliance with 1940 Act................................13


ARTICLE IX - EXPENSES OF THE TRUST AND SERIES................................14


ARTICLE X - LIMITATION OF LIABILITY AND INDEMNIFICATION......................14
         Section 1.  Limitation of Liability.................................14
         Section 2.  Indemnification.........................................15
         Section 3.  Indemnification of Holders..............................16


ARTICLE XI - MISCELLANEOUS...................................................16
         Section 1.  Trust not a Partnership, Except For Income Tax
                     Purposes................................................16
         Section 2.  Trustee ActioN; Expert Advice; No Bond or Surety........16
         Section 3.  Record Dates............................................17
         Section 4.  Termination of the Trust or any Series..................17
         Section 5.  Reorganization and Incorporation........................18
         Section 6.  Trust Instrument........................................18
         Section 7.  Applicable Law..........................................18
         Section 8.  Amendments..............................................19
         Section 9.  Fiscal Year.............................................19
         Section 10. Severability............................................19
         Section 11. Interpretation..........................................19


SCHEDULE A


                                       ii